UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2013

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30093	51-0380839
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10240 Sorrento Valley Road San Diego, California 92121 (Address of principal executive offices) (Zip Code)

(858) 320-8000 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed on May 20, 2013, Websense, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger on May 19, 2013 (the “Merger Agreement”) with Tomahawk Acquisition, LLC, a Delaware limited liability company (“Parent”), and Tomahawk Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”). On May 28, 2013, the Company and Vista Equity Partners Fund IV, L.P. issued a joint press release announcing that Merger Sub commenced a cash tender offer (the “Offer”) to purchase all outstanding shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) at a purchase price of $24.75 per share (the “Offer Price”), net to the seller in cash, without interest thereon and less any required withholding taxes.

On June 25, 2013, Merger Sub became the owner of more than 90% of the Shares, and in accordance with the Merger Agreement and as permitted by applicable law, Merger Sub merged with and into the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), (i) the Company was the surviving corporation in the Merger and now is a wholly-owned direct subsidiary of Parent and (ii) each outstanding Share not validly tendered, accepted for payment and paid for pursuant to the Offer (other than Shares owned by the Company (including treasury shares), Parent or Merger Sub, any wholly-owned subsidiary of the Company or Parent, or by stockholders of the Company who have properly exercised and perfected their demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law and, as of the Effective Time, have neither withdrawn nor lost their rights to appraisal) was converted into the right to receive the Offer Price, net to the holder thereof in cash without interest thereon and less any required withholding taxes. Following the Effective Time, the Shares were delisted from The NASDAQ Global Select Market, and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer file periodic reports with the Securities and Exchange Commission on account of the outstanding Shares.

Item 1.01	Entry into a Material Definitive Agreement

New Credit Facilities

On June 25, 2013, the Company, as borrower, and Parent, as a guarantor, entered into the (a) First Lien Credit Agreement dated as of June 25, 2013 with the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and as swing line lender and an issuing bank (the “New First Lien Credit Agreement”), and (b) Second Lien Credit Agreement dated as of June 25, 2013 with Royal Bank of Canada, as administrative agent and collateral agent, and the lenders party thereto from time to time (the “New Second Lien Credit Agreement”, and together with the New First Lien Credit Agreement, the “New Credit Agreements”). The New First Lien Credit Agreement provides for (i) a term loan in an aggregate principal amount of $350 million (the “New First Lien Term Loan Facility”) and (ii) a $40 million revolving credit facility (the “New First Lien Revolving Credit Facility”, and together with the New Term Loan Facility, the “New First Lien Credit Facilities”). The New Second Lien Credit Agreement provides for a term loan in an aggregate principal amount of $225 million (the “New Second Lien Term Loan Facility”, and together with the New First Lien Term Loan Facility, the “New Term Loan Facilities”; the New Term Loan Facilities collectively with the New First Lien Revolving Credit Facility, the “New Credit Facilities”). Concurrently with the consummation of the Merger, the full amount of the New Term Loan Facilities was drawn.

Interest Rate. The New First Lien Revolving Credit Facility has a five-year maturity. The New First Lien Term Loan Facility has a seven-year maturity. The New Second Lien Term Loan Facility has a seven-year and six-month maturity. The principal amount of the New First Lien Term Loan Facility amortizes in quarterly installments equal to 0.25% of the original principal amount of the New First Lien Term Loan Facility for the first six and three-quarter years, with the balance payable at maturity. The entire amount of the New Second Lien Term Loan Facility is payable at maturity.

As of the closing date, at the Company’s election, the interest rate per annum applicable to the loans under the New Credit Facilities will be based on a fluctuating rate of interest determined by reference to either (i) a base rate determined by reference to the higher of (a) the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase Bank, N.A. as its “prime rate” at its principal office in New York City, (b) the federal funds effective rate plus 0.50% and (c) (x) a Eurodollar rate applicable for an interest period of one month, plus (y) 1.00%, in each case, plus an applicable margin or (ii) a Eurodollar rate determined by reference to LIBOR, adjusted for statutory reserve requirements, plus an applicable margin. As of the closing date, the New First Lien Credit Facilities have applicable margins equal to 2.50%, in the case of base rate loans, and 3.50%, in the case of Eurodollar rate loans, and the New Second Lien Term Loan Facility has applicable margins equal to 6.50%, in the case of base rate loans, and 7.50%, in the case of Eurodollar rate loans. Borrowings under the New Term Loan Facilities will be subject to a floor of 1.00% in the case of Eurodollar loans.

Mandatory Prepayments. Subject to certain exceptions, the New Credit Facilities are subject to mandatory prepayments in amounts equal to: (a) 100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by Parent or certain of its Subsidiaries in excess of a certain amount and subject to customary reinvestment provisions and certain other exceptions; (b) 100% of the net cash proceeds from issuances or incurrences of debt by Parent or certain of its domestic Subsidiaries (other than indebtedness permitted by the New Credit Agreements); and (c) beginning with the first full fiscal year after the closing date (2014), 50% (with stepdowns to 25% or 0% based upon achievement of a specified total leverage ratio) of annual excess cash flow of Parent. Unless the lenders under the New First Lien Credit Facilities waive mandatory prepayments, no prepayments are required under the New Second Lien Term Loan Facility until the New First Lien Credit Facilities have been repaid in full.

Certain Other Provisions. The New Credit Agreements contain a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of Parent, the Company and certain of their Subsidiaries to: incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions; sell assets; pay dividends and make other payments in respect of capital stock; make capital expenditures; make acquisitions, investments, loans and advances; pay certain indebtedness; modify the terms of organizational documents; engage in certain transactions with affiliates; change their lines of business; and have Parent conduct activities other than those that are typical for a holding company. The affirmative and negative covenants in the New Second Lien Credit Agreement are substantially similar to the New First Lien Credit Agreement, with customary cushions and setbacks.

In addition, under the New First Lien Credit Agreement, only at times when there are revolving loans, swingline loans and/or letters of credit outstanding in an amount in excess of 20% of the total revolving commitments as of (i) the last day of each calendar quarter or (ii) the date of any revolving loan or swingline loan borrowing or letter of credit issuance, the Company will be required to not exceed a specified maximum consolidated first lien leverage ratio. There are no financial covenants in the New Second Lien Credit Agreement.

The New Credit Agreements contain customary events of default, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of the other covenants set forth in the New First Lien Credit Agreement or the New Second Lien Credit Agreement, as applicable; with respect to the New First Lien Credit Agreement, cross-default to material indebtedness, and with respect to the New Second Lien Credit Agreement, a cross-payment default to certain indebtedness under the New First Lien Credit Agreement and cross-acceleration to material indebtedness; bankruptcy events; certain ERISA events; material unsatisfied judgments; ineffectiveness or invalidity of any lien on a material portion of the collateral under the security documents; actual or asserted invalidity of any loan document; non-perfection of the security interest on a material portion of the collateral; and change of control. The events of default in the New Second Lien Credit Agreement are substantially similar (except as mentioned above with respect to cross-acceleration as opposed to cross-default to material indebtedness and a cross-payment default to certain indebtedness under the New First Lien Credit Agreement) to the New First Lien Credit Agreement, with customary cushions and setbacks.

Guarantees and Security. In connection with the New First Lien Credit Facilities, the Company, Parent, and certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) entered into a First Lien Security Agreement (the “New First Lien Security Agreement”), dated as of June 25, 2013 in favor of JPMorgan Chase Bank, N.A. as collateral agent. Upon the consummation of the Merger, pursuant to the New First Lien Security Agreement, Parent and the Subsidiary Guarantors guaranteed amounts borrowed under the New First Lien Credit Facilities. Additionally, amounts borrowed under the New First Lien Credit Facilities and certain swap agreements that are included and cash management arrangements provided by any lender party to the New First Lien Credit Facilities or any of its affiliates are secured on a first priority basis by a perfected security interest in substantially all of the Company’s and each guarantor’s tangible and intangible assets (subject to certain exceptions). In connection with the New Second Lien Term Loan Facility, the Company, Parent, and the Subsidiary Guarantors entered into a Second Lien Security Agreement (the “New Second Lien Security Agreement”), dated as of June 25, 2013 in favor of Royal Bank of Canada as collateral agent. The terms of the New Second Lien Security Agreement, the guaranty provided in the New Second Lien Credit Agreement, and the second priority security interest granted in the New Second Lien Credit Agreement, are substantially similar to the terms of the First Lien Security Agreement, each of which are subject to the terms of an intercreditor agreement between JPMorgan Chase Bank, N.A., Royal Bank of Canada, Parent, the Company and the Subsidiary Guarantors.

Item 2.03	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced the Offer on May 28, 2013 to acquire the Shares at a purchase price of $24.75 per share, net to the seller in cash without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 28, 2013, and the related Letter of Transmittal, each as amended or supplemented from time to time.

On June 25, 2013, Parent announced the completion of the Offer following the expiration of the initial Offer period at 9:00 a.m., New York City time, on June 25, 2013. According to Computershare Trust Company, N.A., the depositary for the Offer, 29,112,981 Shares were validly tendered and not withdrawn (not including 1,715,607 Shares tendered pursuant to notices of guaranteed delivery). Merger Sub accepted for payment all Shares that were validly tendered and not withdrawn, and payment for such Shares was made in accordance with the terms of the Offer. Merger Sub also exercised its top-up option (as described below), pursuant to which the Company issued a number of shares of Company Common Stock to Merger Sub, at a price per share equal to the Offer Price, in an amount sufficient to ensure that Merger Sub and the Company could effect a short-form merger under Section 253 of the Delaware General Corporation Law.

In connection with the closing of the Merger, the Company notified the NASDAQ Stock Market (“NASDAQ”) on June 25, 2013 that each Share (other than Shares owned by the Company (including treasury shares), Parent or Merger Sub, any wholly owned subsidiary of the Company or Parent, or by stockholders of the Company who have properly exercised and perfected their demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law and, as of the Effective Time, have neither withdrawn nor lost their rights to appraisal) was automatically converted into the right to receive $24.75 per Share in cash, without interest and less any required withholding taxes, and requested that NASDAQ file with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration Under Section 12(b) of the Exchange Act on Form 25 to delist and deregister the Company Common Stock under Section 12(b) of the Exchange Act. The Company has requested that NASDAQ halt trading of the Company Common Stock on NASDAQ following the close of business on June 25, 2013.

Item 3.02	Unregistered Sale of Equity Securities

In order to complete the Merger, on June 25, 2013, pursuant to Section 1.4 of the Merger Agreement, Merger Sub exercised its top-up option (the “Top-Up”) to purchase shares of Company Common Stock, and the Company issued 51,261,835 shares of Company Common Stock (the “Top-Up Shares”) to Merger Sub, at a price per share equal to the Offer Price. Merger Sub paid for the Top-Up Shares by delivery of cash and a promissory note to the Company. The Top-Up Shares, when added to the number of Shares directly or indirectly owned by Parent and Merger Sub at the time of exercise of the Top-Up, represented an amount sufficient to ensure that Merger Sub and the Company could effect a short-form merger under Section 253 of the Delaware General Corporation Law. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03	Material Modification to Rights of Security Holders

At the effective time of the Merger, each outstanding share of Company Common Stock (other than Shares owned by the Company (including treasury shares), Parent or Merger Sub, any wholly owned subsidiary of the Company or Parent, or by stockholders of the Company who have properly exercised and perfected their demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law and, as of the Effective Time, have neither withdrawn nor lost their rights to appraisal) was converted into the right to receive cash in an amount equal to the Offer Price.

Item 5.01	Changes in Control of Registrant

As a result of the acceptance of Shares in the Offer on June 25, 2013, a change of control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent. The disclosure under Item 3.01 of this report is incorporated herein by reference. The total consideration for all of the outstanding Shares, restricted stock and options in connection with the Offer and the Merger was approximately $1.0 billion. The source of such funds was proceeds from the New Credit Agreements, equity contributions from Vista Equity Partners Fund IV, L.P.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers

In connection with the Merger and as contemplated by the Merger Agreement, all the directors of the Company prior to the Merger voluntarily resigned from the Company’s board of directors effective as of the Effective Time on June 25, 2013. Pursuant to the terms of the Merger Agreement, on June 25, 2013, the directors of Merger Sub immediately prior to the Effective Time, which consisted of Brian Sheth, Martin Taylor, James Ford and Michael Fosnaugh, became the directors of the Company following the Merger.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

In connection with the consummation of the Merger, the Company’s Certificate of Incorporation and Bylaws were amended and restated effective as of the Effective Time so as to read in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

3.1	Amended and Restated Certificate of Incorporation of Websense, Inc.

3.2	Amended and Restated Bylaws of Websense, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: June 25, 2013	By:	/s/ Michael A. Newman
Michael A. Newman
Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Number	Description

3.1	Amended and Restated Certificate of Incorporation of Websense, Inc.

3.2	Amended and Restated Bylaws of Websense, Inc.